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                                     EXHIBIT 21.1

                              SUBSIDIARIES OF REGISTRANT


Name                                         Jurisdiction of Incorporation
----                                         -----------------------------

DSP Telecom, Inc.                                   California
CTP Systems, Inc.                                   California
D.S.P.C. Technologies Ltd.                          Israel
DSP Telecommunications, Ltd.                        Israel
DSPC Israel Ltd.                                    Israel
CTP Systems Ltd.                                    Israel
DSP Communications (Japan), Inc.                    Japan
Isotel Corp.                                        New Brunswick, Canada
DSPC Europe BVBA                                    Belgium